Exhibit U

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                                        PUBLIC NOTICE

FEDERAL COMMUNICATIONS COMMISSION                                       News Media Information (202) 418-0500
445 12th Street, S.W., TW-A325                                                   Fax-On-Demand (202) 418-2830
Washington, DC 20554                                                            Internet:  http://www.fcc.gov
                                                                                                  ftp.fcc.gov
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
Report Number: 1963                                                   Date of Report: 10/13/2004
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                       Wireless Telecommunications Bureau
 Assignment of License Authorization Applications, Transfer of Control of Licensee
                                  Applications,
  De Facto Transfer Lease Applications and Spectrum Manager Lease Notifications
                                     Action

 This Public Notice contains a listing of applications that have been acted upon by the Commission.










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Purpose      File Number    Parties                                                     Action Date    Action
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    AA       0000021283     Assignor:   ProPage, lnc.                                   10/06/2004      D
                            Assignee:   Satellink Paging LLC


Full Assignment

Call Sign or Lead Call Sign: KNKC507

Radio Service Code(s)
         CD

    AM       0000712402     Assignor:   West Virginia PCS Alliance, L.C.                09/30/2004      D
                            Assignee:   Highland Cellular Inc.


Full Assignment

             Call Sign or Lead Call Sign: KNLF899

             Radio Service Code(s)
             ---------------------
                     CW

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Purpose      File Number    Parties                                                     Action Date    Action
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    TC       0001674635     Licensee:   Illinois Power Company                          10/06/2004      M
                            Transferor: Dynegy lnc.
                            Transferee: Ameren Corporation

Transfer of Control

             Call Sign or Lead Call Sign: KBJ68

             Radio Service Code(s)
             ---------------------
                     GO
                     IG
                     MG
                     YO

    AA       0001822183     Assignor:   EPEC Communications Corporation                 10/08/2004      M
                            Assignee:   Enterprise Products Operating L.P.


Full Assignment

             Call Sign or Lead Call Sign: WED327

             Radio Service Code(s)
             ---------------------
                     GO
                     IG
                     MC
                     MG

    TC       0001876808     Licensee:   Portland General Electric                       10/07/2004      C
                            Transferor: Enron Corp., Debtor in Possession
                            Transferee: Oregon Electric Utility Company, LLC

Transfer of Control

             Call Sign or Lead Call Sign: KA34558

             Radio Service Code(s)
             ---------------------
                     IG
                     MC
                     MG
                     PW


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           Purpose Key:
           ------------
AA         Assignment of Authorization                            ML      Spectrum Manager Lease
AM         Amendment of AA; TC; TL; or ML
TC         Transfer of Control
WD         Withdrawal
TL         De Facto Transfer Lease

           Action Key:
           -----------
C          Consented                                              P       Returned to pending
D          Dismissed                                              Q       Accepted (Spectrum Manager Lease Notifications)
G          Granted (Forbearance) and De Facto Transfer Lease      R       Returned
           Applications                                           T       Terminated
K          Killed                                                 V       Lease terminated or Lease not commenced
M          Consummated                                            W       Withdrawn
                                                                  Z       Application removed from streamlined processing procedures

           Radio Service Key:
           ------------------
AA         Aviation Auxiliary Group                               MK      Alaska Group
AB         Aural Microwave Booster                                MR      Marine Radiolocation Land
AF         Aeronautical and Fixed                                 MS      Multiple Address Service, Auctioned
Al         Aural Intercity Relay                                  MW      Microwave Public Safety Pool
AR         Aviation Radionavigation                               NC      Nationwide Commercial 5 Channel, 220 MHz
AS         Aural Studio Transmitter Link                          PA      Public Safety 4940-4990 MHz Band
CA         Commercial Air-ground Radiotelephone                   PC      Public Coast Stations, Auctioned
CB         BURS                                                   PE      Digital Electronic Message Service - Private
CD         Paging and Radiotelephone                              PW      Public Safety Pool, Conventional
CE         Digital Electronic Message Service                     QA      220-222 MHz Band Auction
CF         Point to Point Microwave                               QD      Non-Nationwide Data, 220 MHz
CG         Air-ground Radiotelephone                              QM      Non-Nationwide Public Safety/Mutual Aid, 220 MHz
CL         Cellular                                               QO      Non-Nationwide Other, 220 MHz
CN         PCS Narrowband                                         QT      Non-Nationwide 5 Channel Trunked, 220 MHz
CO         Offshore Radiotelephone                                RP      Broadcast Auxiliary Remote Pickup
CP         Part 22 VHF/UHF Paging (excluding 931 MHz)             RS      Land Mobile Radiolocation
CR         Rural Radiotelephone                                   TB      TV Microwave Booster
CT         Local Television Transmission                          TI      TV Intercity Relay
CW         PCS Broadband                                          TN      39 GHz, Auctioned
CZ         Paging and Radiotelephone, Auctioned                   TP      TV Pickup
GB         Business, 806-821/851-866 MHz, Conventional            TS      TV Studio Transmitter Link
GC         929-930 MHz Paging Systems, Auction                    TT      TV Translator Relay
GF         Public Safety Nil Plan, 821-824/866-869 MHz, Conv.     WA      Microwave Aviation
GI         Other Indust/Land Transp, 896-901/935-940 MHz, Conv.   WM      Microwave Marine
GO         Other Indust/Land Transp, 806-821/851-866 MHz, Conv.   WR      Microwave Radiolocation
GP         Public Safety/Spec Emerg, 806-821/851-866 MHz, Conv.   WS      Wireless Communications Service
GR         SMR, 896-901/935-940 MHz, Conventional                 WX      700 MHz Guardband
GS         Private Carrier Paging, 929-930 MHz                    WZ      Lower 700 MHz Bands
GU         Business, 896-901/935-940 MHz, Conventional            YB      Business, 806-821/851-866 MHz, Trunked
GX         SMR, 806-821/851-866 MHz, Conventional                 YC      SMR, 806-821/851-866 MHz, Trunked, Auctioned
IG         Industrial/Business Pool, Conventional                 YD      SMR, 896-901/935-940 MHz, Auctioned
IK         Industrial/Business Pool - Commercial, Conventional    YF      Public Safety Nil Plan, 821-824/866-869 MHz, Trunked
LD         Local Multipoint Distribution Service                  YG      Industrial/Business Pool, Trunked
LN         902-928 MHz Location Narrowband (Non-Multilateration)  YI      Other Indust/Land Transp. 896-901/935-940 MHz, Trunked
LP         Broadcast Auxiliary Low Power                          YK      Industrial/Business Pool - Commercial, Trunked
LS         Location and Monitoring Service, Multilateration (LMS) YO      Other Indust/Land Transp. 806-821/851-866 MHz, Trunked
LV         Low Power Wireless Assist Video Devices                YP      Public Safety/Spec Emerg, 806-821/851-866 MHz, Trunked
LW         902-928 MHz Location Wideband (Grandfathered AVM)      YS      SMR, 896-901/935-940 MHz, Trunked
MA         Marine Auxiliary Group                                 YU      Business, 896-901/935-940 MHz, Trunked
MC         Coastal Group                                          YW      Public Safety Pool, Trunked
MG         Microwave Industrial/Business Pool                     YX      SMR, 806-821/851-866 MHz, Trunked
                                                                  ZV      Interactive Video and Data Service


*  If the purpose of application is Amendment or Withdrawal and the disposition action indicates that a Dismissal occurred, there may be a previous version of that application still pending in ULS. You are encouraged to utilize
   ULS Application Search to research the disposition status of all versions of a particular filing.



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The Bureau's weekly Public Notices only provide basic information regarding applications filed and actions taken. Specifically, our Public Notices do not list detailed transaction descriptions or new call signs assigned by the Bureau as a result of assignments of authorization. The detailed instructions below are intended to guide interested parties in obtaining more detailed information via ULS.


How to view an application listed on this Public Notice via ULS.

* Note the 10-digit file number listed on the Public Notice;
* Access the ULS (instructions are on the internet at http:llwww.fcc.govlwtbluIs);
* From the ULS Online Systems Menu in the center of the screen, scroll down to the "Search"
  section and click on the "Applications" button;
* On the Application Search Screen, select the Search Type for "Transfers and Assignments"
  and click on the "Continue" button;
* Type the application's 10-digit file number into the "File Number:" field on the Application Search screen;
* Scroll to the bottom of the page and click the "Search" button;
* When the search is completed, the application will be listed by file number on the screen;
* Click on the file number (in hypertext) to view the application and attachments.


Exclusions: Transfer and Assignment applications filed for the Multipoint Distribution and
Multichannel-Multipoint Distribution Services (MD) and Instructional Television Fixed Service (VX)
are not yet available in the ULS database. Copies of these filings may be obtained through the Commission's
Reference Information Center, located in Room CY-A257 at 445 12th Street SW, Washington, DC 20554.


How to find new call signs created as a result of an assignment of authorization.

* View the assignment application in ULS as listed above in "How to view an application on this
  Public Notice via ULS";
* At the bottom of the application display screen, select "History" from the "Application Options"
  and click on the "Go" button;
* From the History screen, locate the Application Consented Date, this will be the Grant Date of the new callsign generated as a result of a consummated assignment of authorization;
* Click on the "Home" button at the bottom of the screen to return to the ULS Online Systems page;
* Scroll to the "Search" section and click on "Licenses";
* On the License Search screen, click the "Advanced License Search" link;
* In the Licensee Name field, key the name of the Assignor of the Assignment, under
  License Detail Dates, select "Grant Date", select the "To" and "From" dates and enter the
  Application Consented Date in both the "To" and "From" fields;
* Scroll to the bottom of the screen and click "Submit";
* Click on the call sign (in hypertext) to view the license details.


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